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                  SUBORDINATION AND INTERCREDITOR AGREEMENT
                                   BETWEEN
                      THAYER EQUITY INVESTORS III, L.P.
                                     AND
                            BANK ONE, TEXAS, N.A.

     This Subordination and Intercreditor Agreement (herein called the "Subordination Agreement" or the "Agreement"), dated May 4, 1998 is executed by THAYER EQUITY INVESTORS III, L.P. ("THAYER") and BANK ONE, TEXAS, N.A.("BANK ONE").

                                R E C I T A L S

     WHEREAS, Advanced Telemarketing Corporation, a Nevada corporation (together, with its successors and assigns and any receiver, trustee or debtor-in-possession of any such Person, the "BORROWER") and Bank One have entered into that certain Loan and Security Agreement dated February 8, 1996, as amended, in respect to loans in the principal sum of up to $13,000,000. ATC Communications Group, Inc., a Delaware corporation ("PARENT") and the owner of 98.94% of all of the issued and outstanding capital stock of Borrower, has granted to Bank One a first priority security interest and pledge in and to the capital stock (the "PLEDGED STOCK") of Borrower described in that certain Pledge Agreement dated March 31, 1998, as amended, executed by Parent to secure all indebtedness, now or hereafter existing, of Borrower to Bank One.

     WHEREAS, Parent, ATC Merger Sub, Inc. and IQI, Inc. have entered into an Agreement and Plan of Merger dated April 7, 1998 (the "PLAN OF MERGER"); and

     WHEREAS, Borrower has requested a $2,000,000 bridge loan (the "BRIDGE LOAN") from Bank One to finance working capital requirements pending the merger contemplated by the Plan of Merger (the "MERGER"); and

     WHEREAS, Thayer has agreed to cause an irrevocable standby letter of credit to be issued by The Bank of Nova Scotia in the amount of $2,000,000 of which the Bank One will be the beneficiary to secure the repayment of the Bridge Loan requested by Borrower (the "LETTER OF CREDIT"); and

     WHEREAS, Borrower is granting to Thayer junior security interests in all of its assets to secure the obligations of Borrower to Thayer under that certain Reimbursement and Indemnification Agreement between Borrower and Thayer and dated on or about the date hereof (the "REIMBURSEMENT AGREEMENT"). Parent is granting to Thayer a junior security interest and pledge in

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the Pledged Stock and a promissory note made by Michael Santry to the order of
Parent to secure the obligations of Borrower to Thayer under such Reimbursement and Indemnity Agreement; and

     WHEREAS, Bank One will hold the certificates representing the Pledged Stock for itself pursuant to the pledge by Parent and, with respect to Thayer, Bank One will hold such certificates for perfection purposes only and otherwise only as set forth under this Agreement.

     NOW, THEREFORE, Bank One and Thayer agree to the following terms and provisions:

                                  AGREEMENT

1. Capitalized terms used herein and not otherwise defined shall have the meanings given to such terms in SECTION 20 herein.

2. With respect to the Letter of Credit, Senior Creditor and Junior Creditor agree as follows:

     (a) The Letter of Credit shall be in the amount of $2,000,000 and have an expiration date of no earlier than February 28, 1999. Bank One shall be the beneficiary of the Letter of Credit.

     (b) Senior Creditor may draw on the Letter of Credit only if it has determined in good faith that an Event of Default has occurred and is existing under the Loan Agreement either (i) as an Event of Default under
     Section 16(a) of the Loan Agreement (a "PAYMENT DEFAULT") or (ii) as an Event of Default arising under any one or more of the following subsections of Section 16(n) of the Loan Agreement: subsection (i), (ii), (iii), (iv),
     (v), (vi), (x), (xi) or (xii) (a "FINANCIAL COVENANT DEFAULT"). Senior Creditor shall have no liability whatsoever to Junior Creditor for making any draw under the Letter of Credit if it made a determination in good faith that a Payment Default or a Financial Covenant default had occurred and was existing even if a court of competent jurisdiction later finds that such determination was incorrect.

     (c) Any draws that Senior Creditor makes on the Letter of Credit will be applied to principal and accrued interest outstanding under the Bridge Loan.

     (d) If the Operations Manager of the Asset Based Lending Group of Bank One receives a written notice from Thayer prior to 10:30 a.m. Dallas, Texas time on any Business Day stating that it is exercising its right, under the terms of the Reimbursement Agreement, to direct Bank One to cease making Bridge Loans under the Loan Agreement, then that part of any draw thereafter made on the Letter of Credit for principal outstanding under the Bridge Loan shall not exceed the principal outstanding on the Bridge Loan as of end of business on the Business Day immediately preceding the Business Day on which such notice is actually received by such Manager. If such notice is received by the Manager of the Asset Based

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     Lending Group of Bank One after 10:30 a.m., Dallas, Texas time on any
     Business Day, then that part of any draw thereafter made on the Letter of Credit for principal outstanding under the Bridge Loan shall not exceed the principal outstanding on the Bridge Loan as of end of business on the Business Day on which such notice is actually received by such Manager, including, without limitation, any advances on the Bridge Loan made on such Business Day after receipt of such notice.

     (e) Senior Creditor agrees to provide to Junior Creditor a copy of any demand for payment of, or notice of intent to accelerate, the Senior Obligations contemporaneously with sending such demand or notice to Borrower. Junior Creditor agrees to provide to Senior Creditor a copy of any demand for payment of, or notice of intent to accelerate, the Subordinated Obligations contemporaneously with sending such demand or notice to Borrower.

3    Except as otherwise provided herein, during the term hereof, Junior
Creditor agrees to subordinate and does hereby subordinate payment and performance by Borrower of all or any part of the Subordinated Obligations (except as provided in SECTION 5), together with all Liens of Junior Creditor in any Assets owned by Borrower and in the Pledged Stock securing the payment and performance of the Subordinated Obligations, to the prior payment and performance in full in cash to Senior Creditor of any and all Senior Obligations and any Liens granted to Senior Creditor therefor.

4    Except as otherwise provided herein and as otherwise permitted by Senior
Creditor by a prior written consent, during the term hereof, Junior Creditor agrees (i) not to receive or accept payment or prepayment of all or any part of the Subordinated Obligations, (ii) not to enforce Junior Creditor's rights to any security for the Subordinated Obligations (other than as permitted in SECTION 6(b)), (iii) not to ask for, demand, take or receive any security for the Subordinated Obligations (other than as permitted in SECTION 6(b)), (iv) not to commence any action against Borrower or any other Person now or hereafter liable for any of the Subordinated Obligations (other than as permitted in SECTION 6(b)(ii)), (v) not to commence or join with any creditor in bringing any Proceeding against Borrower or any other Person now or hereafter liable for any of the Subordinated Obligations, and (vi) that it shall not be entitled to exercise any right of subrogation or contribution with respect to Senior Obligations.

5    (a) Notwithstanding any other provision herein and as long as no Event of
Default has occured and is continuing under the Loan Agreement, Junior Creditor may accept and retain for its own account regularly scheduled payments of interest and principal on the Subordinated Obligations on or after February 28, 1999.

     (b) In the event that the Senior Obligations have been accelerated (whether upon maturity or otherwise), Senior Creditor shall have no obligation to Junior Creditor to liquidate the collateral securing the Senior Obligations but may, without affecting or impairing the subordination set forth herein, accept payments from Borrower over any time period deemed reasonable by Senior Creditor

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in its sole discretion during which period Senior Creditor may, in its sole discretion, continue to finance the operations of Borrower.

6. (a) Borrower and Junior Creditor acknowledge and agree that the Subordinated Obligations are not secured by any Asset of Borrower except the Second Lien Properties and, during the term hereof, with respect to the Subordinated Obligations, Junior Creditor shall not acquire, by subrogation, contract or otherwise, any Lien or other right, title or interest upon any estate, right, title and/or interest in the Assets of Borrower other than the its junior Lien in the Second Lien Properties (including but not limited to (i) any which may arise in respect to taxes, assessments or other governmental charges and (ii) any right, claim or Lien which Junior Creditor may acquire by subrogation as a result of the reimbursement of The Bank of Nova Scotia for draws made under the Letter of Credit) which is or may be prior in right to, or pari passu with, the Liens therein of Senior Creditor. Any Lien granted in violation hereof shall be null and void.

     (b) Senior Creditor has agreed, subject to the terms of this Agreement, that Borrower may grant to Junior Creditor a second and subordinate Lien in all assets of Borrower and that Parent may grant to Junior Creditor a second and subordinate Lien in the Pledged Stock and that certain promissory note dated as of September 16, 1997 from Michael Santry to Parent in the original principal amount of $3,661,505.39 (such assets of Borrower, Pledged Stock and such note are referred to herein as the "SECOND LIEN PROPERTIES"). Junior Creditor agrees
(1) that its Lien in the Second Lien Properties (whether acquired directly from Borrower or Parent, acquired by subrogation or otherwise) shall at all times be subordinate and junior to the Lien of Senior Creditor, (2) that the terms and provisions of this Agreement shall be applicable to Junior Creditor in its status as a junior lienholder as well as in its status as the holder of the Subordinated Obligations (such as, by way of example, but not limitation, the waiver of marshalling set forth in SECTION 12) and (3) that Junior Creditor also agrees to the following:

     (i) Junior Creditor's Liens in and to the Second Lien Properties (including, without limitation, Liens acquired by subrogation as a result of the reimbursement of The Bank of Nova Scotia for draws made under the Letter of Credit or otherwise) shall at all times be and remain second and subordinate to Senior Creditor's Liens therein, whether Senior Creditor's Lines are now existing or are hereafter created, (as such senior Liens may be extended, amended or modified from time to time), regardless of the order of creation, attachment, perfection, filing, recording, execution or delivery of such Liens and regardless of any law, rule or regulation which can be varied by agreement. Junior Creditor agrees to take such further action and to execute and record such agreements as Senior Creditor shall at any time request to confirm that the Senior Creditor's Liens are first and prior to Junior Creditor's Liens. In the event that any agreement creating any Lien held by Senior Creditor is declared void or unenforceable so that with respect to any of the Second Lien Properties, Junior Creditor's Lien becomes the first Lien, Junior Creditor agrees (i) that any subsequent Lien in such Asset granted to Senior Creditor shall be first and prior and agrees to execute and record such agreements as may be requested by Senior Creditor to establish that such new Lien held by Senior Creditor is first and prior and that the Lien held by Junior Creditor is

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

     second and junior and (ii) that any proceeds Junior Creditor receives by virtue of its Lien will be held in trust for Senior Creditor and promptly paid to Senior Creditor for application on the Senior Obligations until the Senior Obligations are paid in full in cash.

     (ii) Except as permitted by this subsection (ii), Junior Creditor agrees that it will not take any action to enforce its junior Liens against the Second Lien Properties, or any part thereof, until all of the Senior Obligations have been paid in full in cash to Senior Creditor and the Loan Agreement has been terminated. Furthermore, Junior Creditor will not take any action (including without limitation pursuing any action or filing any motion or pleading before any judicial tribunal) to hinder or obstruct Senior Creditor from exercising any of its rights as a secured creditor or lienholder against the Second Lien Properties or any part thereof. Nevertheless, if the Letter of Credit is drawn upon by Senior Creditor and Borrower fails to reimburse Junior Creditor in full, on or before the later of (i) March 30, 1999 or (ii) thirty (30) days after Junior Creditor demands payment from Borrower (the "DEMAND"), for all amounts Junior Creditor has paid or owes to The Bank of Nova Scotia as a result of such draw on the Letter of Credit, then Junior Creditor may exercise its rights as a junior secured creditor against the Pledged Stock of Borrower; the exercise of any of such rights shall not alter or impair Senior Creditor's first and prior Lien in the Pledged Stock. Furthermore, commencing on that date which is 360 days after Junior Creditor makes the Demand, Junior Creditor may exercise any of its rights as a secured creditor against the Second Lien Properties; the exercise of any of such rights shall not alter or impair Senior Creditor's first and prior Lien in the Second Lien Properties.

     (iii) Junior Creditor agrees that until the Senior Obligations have been paid in full in cash to Senior Creditor and the Loan Agreement has been terminated, Junior Creditor will not exercise any of its rights or remedies as the holder of a Lien in the Second Lien Properties (other than as permitted by subsection (ii) immediately preceding) and Junior Creditor's only right as the holder of a Lien in the Second Lien Properties shall be to receive the excess, if any, of the proceeds of the Second Lien Properties after payment in full in cash of the Senior Obligations.

     (iv) JUNIOR CREDITOR AGREES THAT SENIOR CREDITOR MAY ACT WITH RESPECT TO THE SECOND LIEN PROPERTIES AS IF JUNIOR CREDITOR'S LIENS THEREIN DID NOT EXIST AND WILL HAVE NO OBLIGATIONS TO JUNIOR CREDITOR AS THE HOLDER OF A SECOND LIEN, AND JUNIOR CREDITOR EXPRESSLY WAIVES AND RELEASES ANY AND ALL CLAIMS AND CAUSES OF ACTION THAT IT MAY AT ANY TIME HAVE AGAINST SENIOR CREDITOR THAT RELATE IN ANY WAY TO THE SECOND LIEN PROPERTIES OR ANY PART THEROF OR THE LIEN OF JUNIOR CREIDTOR THEREIN OR THE ACTIONS OF SENIOR CREDITOR WITH RESPECT TO THE SECOND LIEN PROPERTIES, WHETHER SUCH CLAIMS OR CAUSES OF ACTION ARISE IN CONTRACT, TORT OR OTHERWISE. SENIOR CREDITOR WOULD NOT HAVE AGREED TO THE GRANT OF THE JUNIOR LIENS TO JUNIOR CREDITOR WITHOUT ALL OF THE PROVISIONS OF THIS AGREEMENT AND IN PARTICULAR THE WAIVER OF CLAIMS AND CAUSES OF ACTION SET FORTH HEREIN.

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7    In the event of any Proceeding involving Borrower, all amounts payable under or on account of the Senior Obligations shall first be paid in full in cash before Junior Creditor shall be entitled to receive any Distribution on account of the Subordinated Obligations.

8    During the term hereof, if any Distribution is received by Junior Creditor for application on the Subordinated Obligations which Junior Creditor is not entitled to retain under the terms of this Subordination Agreement, Junior Creditor will hold such Distribution in trust for Senior Creditor and will deliver same to Senior Creditor not later than five (5) business days following
(a) Junior Creditor's determination that it has received any such Distribution or (b) a written request therefor from Senior Creditor.

9    Junior Creditor irrevocably authorizes and empowers Senior Creditor, and appoints Senior Creditor as attorney-in-fact, effective upon the institution of any Proceeding in which Borrower is a debtor to file a proof of claim in the name and stead of Junior Creditor with respect to the Subordinated Obligations if thirty (30) days before the bar date in any such Proceeding, Junior Creditor has not filed a proof of claim describing the Subordinated Obligations.

10   No right or remedy of any present or future holder of any Senior
Obligation, and no covenant, agreement, obligation or liability hereunder of any present or future holder of any Subordinated Obligations, shall at any time in any way be discharged, prejudiced, impaired or otherwise affected by any of the following, regardless of any knowledge of any of the following that any holder of the Senior Obligations or any holder of the Subordinated Obligations may or may not have or otherwise be charged with: (i) any act or failure to act on the part of the Borrower and/or any of its affiliates or any act or failure to act, or any waiver, consent or acquiescence by any holder of any of the Subordinated Obligations or any noncompliance by Borrower and/or any of its affiliates with the terms, provisions and covenants of this Subordination Agreement, the Senior Obligations or the Subordinated Obligations, or (ii) as applicable, any consolidation, merger or amalgamation of, or the effectuation of any other change whatever in the name, membership, constitution or place of formation of, Borrower and/or any of its affiliates. Without in any way limiting the generality of the foregoing sentence, the Senior Creditor may, at any time and from time to time, with or without the consent of or notice to the Junior Creditor, without incurring responsibility to the Junior Creditor and without impairing or releasing the subordination provided herein or the obligations of the Junior Creditor to the Senior Creditor, do any one or more of the following:
(w) change the manner, place or terms of payment of, or renew, extend or alter, any of the Senior Obligations, accept partial payment thereon, or otherwise amend, supplement, modify or increase in any manner any of the Senior Obligations or any Loan Document; (x) take, add, substitute, sell, exchange, release or otherwise deal with any property pledged, mortgaged, or otherwise securing any of the Senior Obligations; (y) add, substitute or release any Person liable in any manner for the colection of any of the Senior Obligations other than Borrower; and (z) exercise or refrain from exercising any rights and/or remedies against Borrower and/or any of its affiliates and/or any other Person or any collateral for any of the Senior Obligations.

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11.  Senior Creditor shall have no liability to Junior Creditor with respect to, and Junior Creditor waives any claim or defense which Junior Creditor may now or hereafter have against Senior Creditor with respect to the Subordinated Obligations or this Subordination Agreement arising from (i) any and all actions which Senior Creditor takes or omits to take (including, without limitation, actions with respect to the creation, perfection or continuation of Liens in any collateral securing any of the Senior Obligations, actions with respect to the occurrence of any default under any Loan Document, actions with respect to the foreclosure upon, sale, release of, depreciation of or failure to realize upon any of such collateral, and actions with respect to the collection of any claim for all or any part of the Senior Obligations from any account debtor, guarantor or any other Person) with respect to the Senior Obligations or the valuation, use, protection or release of any collateral now or hereafter securing same;
(ii) any right, now or hereafter existing, to require the Senior Creditor to proceed against or exhaust any collateral at any time securing the Senior Obligations or to marshal any assets in favor of Junior Creditor; (iii) any notice of the incurrence of Senior Obligations, it being understood that Senior Creditor may make advances under the Loan Agreement and increase the indebtedness due under the Loan Agreement, or any other Loan Document, now or hereafter relating to the Senior Obligations, without notice to or authorization of Junior Creditor, in reliance upon these subordination provisions, subject to the cap on the principal amount of Senior Obligations contained in the definition thereof; and/or (iv) any defense based upon or arising by reason of
(a) any disability or other defense of Borrower or any other Person; (b) any lack of authority of any agent or any other Person acting or purporting to act on behalf of Borrower; (c) any act or omission by Senior Creditor which directly or indirectly results in or aids the discharge of Borrower with respect to any of the Senior Obligations by operation of law or otherwise, except any act or omission which arises from the gross negligence or willful misconduct of Senior Creditor; or (d) any failure by Senior Creditor to properly perfect any Lien in any Asset of Borrower, which Senior Creditor purports to now or hereafter have as security and collateral for the payment and performance of any of the Senior Obligations.

12. This is a continuing agreement of subordination and Senior Creditor may continue, without notice to Junior Creditor, to extend credit or other accommodation or benefit and lend moneys to or for the account of Borrower. Junior Creditor hereby expressly waives notice of acceptance by Senior Creditor of the subordination and other provisions of this Subordination Agreement, notice of the creation of any indebtedness or liability of Borrower to Senior Creditor, notice of the giving or extension of credit by Senior Creditor to Borrower, notice of protest and default, notice of acceleration or intent to accelerate, and notice of foreclosure or payment and performance of the Senior Obligations. Junior Creditor consents and agrees that Senior Creditor shall be under no obligation to marshal any assets in favor of Junior Creditor or against or in payment of any or all of the Senior Obligations.

13. No course of dealing between Borrower and/or Junior Creditor and/or Senior Creditor and no delay or omission by Senior Creditor or Junior Creditor in exercising any right or remedy hereunder shall operate as a waiver thereof or of any other right or remedy, and no single or partial exercise thereof shall preclude any other or further exercise thereof or the exercise of any other right or remedy. All rights and remedies of Senior Creditor or Junior Creditor hereunder are cumulative.

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14.  Junior Creditor agrees not to assign, grant a participation interest in or transfer at any time while this Subordination Agreement remains in effect any rights, claim or interest of any kind in or to any of the Subordinated Obligations, either principal or interest, unless such assignment is made expressly subject to this Subordination Agreement.

15. Junior Creditor agrees that Senior Creditor has made no warranties or representations with respect to the due execution, legality, validity, completeness or enforceability of any Loan Document, or the collectability or enforceability of the Senior Obligations, that Senior Creditor shall be entitled to manage and supervise the Senior Obligations with Borrower in accordance with its usual practices, modified from time to time as it deems reasonably appropriate under the circumstances, without regard to the existence of any rights that Junior Creditor may now or hereafter have (except such rights as are expressly provided herein).

16. Senior Creditor agrees that Junior Creditor has made no warranties or representations with respect to the due execution, legality, validity, completeness or enforceability of any documents evidencing the Subordinated Obligations, or the collectability or enforceability of the Subordinated Obligations, that, except as provided in this Agreement, Junior Creditor shall be entitled to manage and supervise the Subordinated Obligations with Borrower in accordance with its usual practices, modified from time to time as it deems reasonably appropriate under the circumstances.

17. Junior Creditor hereby assumes responsibility for keeping itself informed of the financial condition of Borrower and of all other circumstances bearing upon the risk of nonpayment of the Subordinated Obligations that diligent inquiry would reveal, and Junior Creditor hereby agrees that Senior Creditor shall have no duty to advise Junior Creditor of information known to Senior Creditor regarding such condition or any such circumstances.

18. Senior Creditor hereby assumes responsibility for keeping itself informed of the financial condition of Borrower and of all other circumstances bearing upon the risk of nonpayment of the Senior Obligations that diligent inquiry would reveal, and Senior Creditor hereby agrees that Junior Creditor shall have no duty to advise Senior Creditor of information known to Junior Creditor regarding such condition or any such circumstances.

19. This Subordination Agreement is binding on and shall inure to the benefit of the parties hereto and their respective successors and assigns. Whenever reference is made in this Subordination Agreement to Borrower, such term shall include any successor or assign of Borrower, including, without limitation, a receiver, trustee or debtor-in-possession. This Subordination Agreement is and is intended solely for the purpose of defining the relative rights of Senior Creditor and Junior Creditor and there are no third party beneficiaries hereof, including, without limitation, the Borrower. Nothing contained herein shall impair Borrower's obligations to Junior Creditor, which obligations are unconditional, affect the relative rights against Borrower of Junior Creditor and other creditors of Borrower or prevent the exercise of Junior Creditor's rights or remedies, subject to the express terms of this Subordination Agreement.

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20.  When used herein, the following terms shall have the following meanings:

     "ASSETS" means, as applied to any Person, any interest of such Person and/or any of its subsidiaries in any kind of right, interest, property or asset, whether real, personal, or mixed real and personal, or whether tangible or intangible, or whether cash, securities or other property.

     "BORROWER" means Advanced Telemarketing Corporation, a Nevada corporation, together, with its successors, transferees and assigns and any receiver, trustee or debtor-in-possession of any such Person.

     "BUSINESS DAY" means any day other than a Saturday, Sunday or holiday on which Bank One is open for all or substantially all of its domestic and international commercial banking business in Dallas, Texas.

     "DISTRIBUTION" means, as applied to any Person, any distribution of Assets of such Person of any kind or character, whether in cash, property, or securities, and whether in respect of repayment or prepayment of indebtedness or otherwise, and whether direct or indirect, by setoff, or otherwise, including, but not limited to, (i) any payment or prepayment of Assets on account of the Subordinated Obligations made by Borrower and/or any of its subsidiaries, (ii) any redemption, purchase, or other acquisition of the Subordinated Obligations by Borrower and/or any of its subsidiaries, (iii) the granting of any Lien on or in any Assets of Borrower and/or any of its subsidiaries for the benefit of Junior Creditor or (iv) any dividends or other payments payable with respect to any Proceeding; provided, however, with respect to Junior Creditor, "Distribution" shall not include any right it may have to receive any warrants or other equity securities in Borrower.

     "EVENT OF DEFAULT" means an Event of Default as defined in the Loan Agreement.

     "JUNIOR CREDITOR" means Thayer Equity Investors III, L.P., together with any and all of its assigns or transferees, any other present or future holders of any Subordinated Obligations, any Person refinancing, refunding or replacing all or any part of any Subordinated Obligations and any and all successors, assigns or transferees of any such Persons and any receiver, trustee or debtor-in-possession of any such Person.

     "LIEN" means any lien, mortgage, pledge, or security interest.

     "LOAN AGREEMENT" means that certain Loan and Security Agreement dated February 8, 1996, as amended, in respect to loans in the principal sum of $13,000,000 by and between Bank One, Texas, N.A. and Borrower, as amended, modified, increased, renewed, extended or supplemented from time to time.

     "LOAN DOCUMENTS" is as defined in the Loan Agreement.

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     "PARENT" means ATC Communications Group, Inc., a Delaware corporation.

     "PERSON" means and includes natural persons, corporations, limited partnerships, general partnerships, limited liability companies, joint stock companies, joint ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts, or other organizations, irrespective of whether they are legal entities, and governments and agencies and political subdivisions thereof.

     "PROCEEDING" means with respect to any Person (i) any insolvency, bankruptcy, receivership, liquidation, reorganization, readjustment, composition or other similar proceeding relating to such Person or substantially all of its property or creditors as such, (ii) any proceedings for any liquidation, dissolution or other winding-up of such Person, voluntary or involuntary, whether or not involving insolvency or bankruptcy proceedings, (iii) any assignment for the benefit of creditors of such Person or (iv) any marshaling of the assets of such Person.

     "SENIOR CREDITOR" means Bank One, Texas, N.A., together with any other Persons who may from time to time be parties to and lenders under, or acquire a participation interest in, the Loan Agreement, any other present or future holder of the Senior Obligations, any Person refinancing, refunding or replacing all or any part of any of the Senior Obligations and any successors, assigns or transferees of any such Persons.

     "SENIOR OBLIGATIONS" mean any and all indebtedness, obligations and liabilities for which Borrower may now or hereafter be obligated to Senior Creditor with respect to the Loan Agreement, together with interest and fees accruing thereon and costs and expenses (including attorneys' fees and costs of litigation) of collection thereof and including, without limitation, interest thereon at the rate provided in the Loan Agreement which, but for the commencement of any Proceeding relating to Borrower, would have accrued and been payable with respect to such indebtedness, whether or not otherwise permitted by law; together with any and all renewals, amendments, modifications, increases, supplements, extensions, replacements, refinancing and refunding thereof; and the amount of any indebtedness hereafter owing to any Person who extends credit to Borrower to the extent such indebtedness was incurred by Borrower and used to refund, replace or refinance any such indebtedness, and indebtedness for which Borrower may now or hereafter be obligated to Bank One Leasing Corporation; provided, however, that the principal amount of Senior Obligations and indebtedness due to Bank One Leasing Corporation entitled to the benefits of this Agreement shall not exceed $16,000,000.00, and interest entitled to the benefits of this Agreement shall be limited to interest on principal not exceeding such $16,000,000 cap; such limitation on the principal and interest shall not limit the amount of fees, costs and expenses (including attorneys' fees and costs of litigation) that are included in "Senior Obligations" and entitled to the benefits of this Agreement.

     "SUBORDINATED OBLIGATIONS" means any and all obligations and indebtedness of Borrower to Junior Creditor, whether now existing or hereafter arising, and including, without limitation, the obligations of Borrower to Junior Creditor arising from any draws made by Senior Creditor under the Letter of Credit or any rights with respect thereto that Junior Creditor may have under the

Reimbursement and Indemnity Agreement between Borrower and Junior Creditor dated on or about the date hereof, together with interest and fees accruing thereon and costs and expenses (including attorneys' fees and costs of litigation) of collection thereof; together with any and all amendments, renewals, extensions, and any replacements, refinancings or refundings thereof and the amount of any indebtedness now or hereafter owing to any Person who extends credit to Borrower for the purpose of refunding, refinancing or replacing any such indebtedness.

21. Any notice or notification required, permitted or contemplated hereunder shall be in writing, shall be addressed to the party to be notified at the address set forth below or at such other address as each party may designate for itself from time to time by notice hereunder, and shall be deemed to have been validly served, given or delivered (i) three (3) days following deposit in the United States mails, with proper first class postage prepaid, (ii) the next business day after such notice was delivered to a regularly scheduled overnight delivery carrier (such as Federal Express) with delivery fees either prepaid or an arrangement, satisfactory with such carrier, made for the payment of such fees, or (iii) upon receipt of the notice given by telecopy, mailgram, telegram, telex, or personal delivery:

     To Senior Creditor:      Bank One, Texas, N.A.
                              1717 Main Street, 3rd Floor
                              Dallas, Texas 75201
                              Attn: Asset Based Lending
                              Telecopy No.: 214-290-5382

     With a copy to:          Little, Pedersen, Fankhauser & Cox, L.L.P.
                              901 Main Street
                              Suite 5050
                              Dallas, Texas 75202
                              Attention:  John T. Mitchell, Esq.
                              Telecopy No.: 214-573-2323

     To Junior Creditor:      Thayer Equity Investors III, L.P.
                              1455 Pennsylvania Avenue, N.W.
                              Suite 350
                              Washington, D.C. 20004
                              Attn: Douglas Gilbert
                              Telecopy No.: 202-371-0391

     With a copy to:          Paul, Hasting, Janofsky & Walker LLP
                              Twenty-Third Floor
                              555 South Flower Street
                              Los Angeles, California 90071
                              Attn: Robert A. Miller, Jr., Esq.
                               Telecopy No.: 213-627-0705

22. Notwithstanding any other provision in this Agreement, this Agreement shall remain in full force and effect and shall not terminate until (i) the Senior Obligations have been indefeasibly paid in full in cash or (ii) Senior Creditor and Junior Creditor agree in writing to terminate this Subordination Agreement; the subordinations, agreements and priorities set forth in this Agreement shall remain in full force and effect regardless of whether any party hereto in the future seeks to rescind, amend, terminate, or reform, by litigation or otherwise, its respective agreements with Borrower.

23. This Subordination Agreement may be signed in any number of counterparts, each of which will constitute an original, and all of which, taken together, shall constitute but one and the same agreement with the same effect as if the signatures thereon were upon the same instrument.

24. Borrower agrees by its acknowledgment hereof that Junior Creditor and Senior Creditor may discuss any matters affecting Borrower in any way and exchange whatever information either Junior Creditor and Senior Creditor may have concerning Borrower.

25. Bank One agrees that (a) in addition to holding the Pledged Stock on behalf of itself as Senior Creditor, it will hold the Pledged Stock for as long as it is a Senior Creditor on behalf of the Junior Creditor but only for purposes of perfecting the security interests of the Junior Creditor under the Subordinated Pledge Agreement that Parent has executed for the benefit of Junior Creditor on or about the date hereof (the "SUBORDINATED PLEDGE AGREEMENT"), (b) Bank One will deliver the Pledged Stock to Junior Creditor under the Subordinated Pledge Agreement upon the payment in full of the Senior Obligations and all other amounts owing to Bank One by Borrower, provided that Bank One is then the Senior Creditor and has not previously foreclosed upon the Pledged Stock, (c) Bank One will not release any Pledged Stock to Parent or Borrower without the prior written consent of Junior Creditor (other than in connection with a foreclosure or other exercise of remedies against the Pledged Stock by Bank One as Senior Creditor), and (d) in the event that Senior Creditor releases any Pledged Stock to any other Senior Creditor, Bank One (or such other Senior Creditor) will obtain such Senior Creditor's agreement to comply with the obligations of Bank One (or such other Senior Creditor) under this Section 25 with respect to such Pledged Stock and, upon obtaining such agreement, Bank One (or such other Senior Creditor) shall be released from any obligation under this Section 25 with respect to any Pledged Stock released to another Senior Creditor that has agreed to hold such Pledged Stock in accordance with this Section 25. In no event will Bank One be liable or responsible for the compliance or noncompliance by any such Senior Creditor with this Section 25. Nothing contained in this Section 25 or elsewhere in this Agreement is intended to or should be deemed to limit or restrict any of Senior Creditor's rights or remedies following a default or an event of default under the Loan Agreement or the Loan Documents to the extent permitted by applicable law, all of which are expressly reserved, including, without limitation, the right to foreclose out Junior Creditor's interest in the Pledged Stock or to transfer the Pledged Stock by private or public sale free and clear of any claims of Junior Creditor to the extent permitted by applicable law. Any such foreclosure or sale will extinguish and cancel all obligations and undertakings under this

Section 25 to the extent permitted by applicable law. Parent is executing this Agreement solely for the purpose of evidencing its agreement to the terms and provisions of this Agreement relating to the Pledged Stock.

     26. The rights granted to Senior Creditor hereunder are solely for its protection and nothing herein contained shall impose on Senior Creditor any duties with respect to any property of Parent, Borrower or Junior Creditor received hereunder, except as expressly provided in Section 25 with respect to the holding of the Pledged Stock on behalf of the Junior Creditor for perfection purposes only. Senior Creditor shall have no duty to preserve rights against prior parties in any instrument or chattel paper received hereunder. Notwithstanding any other provision of this Agreement, Senior Creditor shall have no fiduciary duty or fiduciary obligation to and shall not be deemed to be the agent of Parent, Borrower or Junior Creditor. In the event that Junior Creditor seeks to foreclose on the Pledged Stock prior to such foreclosure by Senior Creditor, Senior Creditor will cooperate with Junior Creditor to the extent necessary to effect a sale of the Pledged Stock pursuant to Junior Creditor's rights as a junior secured creditor but in no event will Senior Creditor be required to release possession of the Pledged Stock or do any other act that would jeopardize the perfection or priority of its first priority security interest in the Pledged Stock. Junior Creditor agrees to indemnify and hold Senior Creditor harmless from any and claims, causes of action, damages, expenses, costs and fees (including fees of Senior Creditor's legal counsel) arising out of or related to any sale, whether public or private, of the Pledged Stock conducted by or on behalf of Junior Creditor. Without in any manner limiting the scope of the foregoing indemnity, Senior Creditor will have no obligation to take any action with respect to any such sale unless it has received from Junior Creditor such cash deposit or collateral as Senior Creditor may reasonably require to assure itself that Junior Creditor will promptly perform under the foregoing indemnity with respect to expenses and fees that Senior Creditor anticipates it will incur in connectio with such sale.

27. The parties hereto shall in good faith undertake to exercise their rights and perform their obligations under this Subordination Agreement.

28. THE VALIDITY, ENFORCEABILITY AND CONSTRUCTION OF THIS SUBORDINATION AGREEMENT SHALL BE DETERMINED IN ACCORDANCE WITH THE SUBSTANTIVE LAW OF THE STATE OF TEXAS, EXCLUDING ANY CONFLICTS OF LAW RULE OR PRINCIPLE THAT MIGHT OTHERWISE REFER CONSTRUCTION OR INTERPRETATION OF THIS SUBORDINATION AGREEMENT TO THE SUBSTANTIVE LAW OF ANOTHER JURISDICTION.

29. SENIOR CREDITOR AND JUNIOR CREDITOR EACH HEREBY WAIVES TRIAL BY JURY WITH RESPECT TO ANY ACTION, CLAIM, SUIT OR PROCEEDING IN RESPECT OF OR ARISING OUT OF THIS SUBORDINATION AGREEMENT AND/OR THE CONDUCT OF THE RELATIONSHIP BETWEEN SENIOR CREDITOR AND JUNIOR CREDITOR.

30. THIS SUBORDINATION AGREEMENT SETS FORTH EXHAUSTIVELY THE COMPLETE UNDERTAKING AND AGREEMENTS OF SENIOR CREDITOR AND JUNIOR

CREDITOR WITH RESPECT TO THE SUBJECT MATTER HEREOF, AND THERE ARE NO OTHER AGREEMENTS OR UNDERSTANDINGS BINDING UPON THEM WITH RESPECT TO THE SUBORDINATED OBLIGATIONS AS DEFINED HEREIN.

     IN WITNESS WHEREOF, this Subordination Agreement has been duly executed by Junior Creditor as of May 4, 1998.

                                        THAYER EQUITY INVESTORS III, L.P.

                                        By:  T.C. Equity Partners L.L.C.
                                             General Partner

                                        By
                                          -------------------------------
                                        Name:
                                             ----------------------------
                                        Title:
                                              ---------------------------
Accepted as of May 4, 1998.

BANK ONE, TEXAS, N.A.


By
  -----------------------------
Name:
     --------------------------
Title:
      -------------------------




STATE OF ________________     )
                              ) ss.
COUNTY OF __________________  )

Before me, ______________________________, a Notary Public in and for said County and State, on this ____ day of May, 1998, personally appeared _________ _________________________, known to me to be the ______________ of T.C. Equity
Partners L.L.C., the general partner of Thayer Equity Investors III, L.P., and acknowledged to me that he executed this Agreement for the considerations and purposes therein set forth, on behalf of said limited liability company as general partner of said limited partnership.

Given under my hand and seal of office this ____ day of May, 1998.


                                        ---------------------------------
                                        NOTARY PUBLIC

MY COMMISSION EXPIRES:

-----------------------------

STATE OF TEXAS           )
                         ) ss.
COUNTY OF DALLAS         )

Before me, ______________________________, a Notary Public in and for said County and State, on this ____ day of May, 1998, personally appeared ________ _____________________ known to me to be the ____________________ , of Bank One,
Texas, N.A., and acknowledged to me that he executed this Agreement for the considerations and purposes therein set forth on behalf of said banking association.

Given under my hand and seal of office this ____ day of May, 1998.




                                        ---------------------------------
                                        NOTARY PUBLIC

MY COMMISSION EXPIRES:

-----------------------------

                          ACKNOWLEDGMENT BY BORROWER

     Borrower hereby acknowledges receipt of a copy of the foregoing Subordination Agreement and agrees that Borrower will not pay any indebtedness subordinated by the foregoing Subordination Agreement (except as otherwise permitted by the Subordination Agreement) until all indebtedness of Borrower to Senior Creditor now existing and hereafter arising shall have been paid in full in cash and Senior Creditor's financing arrangements with Borrower are terminated. In the event of any breach of the provisions of the foregoing Subordination Agreement, Borrower agrees that, in addition to any other rights and remedies Senior Creditor may have, all of Borrower's obligations and liabilities to Senior Creditor shall, without notice or demand, become immediately due and payable, unless Senior Creditor shall otherwise elect. By execution of this acknowledgment, Borrower agrees to the terms of such Subordination Agreement.

DATED:    May __, 1998


                                        ADVANCED TELEMARKETING CORPORATION


                                        By
                                          -------------------------------
                                        Name:
                                             ----------------------------
                                        Title:
                                              ---------------------------


                                   CONSENT

     The undersigned executes this Consent to evidence its consent to the foregoing Agreement and in particular Section 24 thereof.

DATED:    May __, 1998

                                        ATC COMMUNICATIONS GROUP, INC.


                                        By
                                          -------------------------------
                                        Name:
                                             ----------------------------
                                        Title:
                                              ---------------------------